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As filed with the Securities and Exchange Commission on October 18, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EQUITY RESIDENTIAL
(Exact name of registrant as specified in its governing instrument)

Maryland	13-3675988
(State of Organization)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza, Suite 400
Chicago, Illinois 60606
(Address of principal executive offices)

Douglas Crocker II
President and Chief Executive Officer
Equity Residential
Two North Riverside Plaza, Suite 400
Chicago, Illinois 60606
(Name and address of agent for service)

Copies to:
Bradley A. Van Auken, Esq.
Equity Residential
Two North Riverside Plaza, Suite 400
Chicago, Illinois 60606
(312) 474-1300

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities Being Registered	Amount to be Registered	Proposed Maximum Aggregate Price per Share(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)

Common Shares of Beneficial Interest, $.01 par value per share	375,000	$23.475	$8,803,125	$809.89

(1)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the New York Stock Exchange on October 11, 2002.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion
Dated October 18, 2002

PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where such offer or sale is unlawful.

375,000 Shares
EQUITY RESIDENTIAL
Common Shares of Beneficial Interest

        This prospectus relates to the offer and sale from time to time of up to 375,000 of our common shares of beneficial interest by the persons listed below, who are shareholders of Equity Residential. In this prospectus we refer to these persons as the selling shareholders. Our registration of these common shares is not meant to imply that the selling shareholders will offer or sell any of these common shares.

        The selling shareholders may offer their common shares through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices, or at privately negotiated prices. The selling shareholders may sell their common shares directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters.

        We are registering the common shares to permit the holders to sell without restriction in the open market or otherwise, but the registration of the common shares does not necessarily mean that any holders will elect to sell their shares. Although we will incur expenses in connection with the registration of the 375,000 common shares, we will not receive any cash proceeds upon their sale, except to the extent such proceeds are used to repay indebtedness owing to us from certain of the selling shareholders.

        The common shares are listed on the New York Stock Exchange under the symbol "EQR".

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2002.

        No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the common shares, in any jurisdiction where, or to any person to whom to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date hereof.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in that section. These forward-looking statements relate to, without limitation, our anticipated future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terms. The cautionary statements under the caption "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated herein by reference, and other similar statements contained in this prospectus or any accompanying prospectus supplement identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

AVAILABLE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, we are required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may inspect and copy these reports, proxy statements and other information at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may also obtain copies of the reports, proxy statements and other information from the Public Reference Section of the Commission, Washington, D.C. 20549, upon payment of prescribed rates, or in certain cases by accessing the Commission's World Wide Web site at http://www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our common shares are listed on the New York Stock Exchange under the symbol "EQR". Our reports, proxy statements and other information are also available for inspection at the offices of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

        We have filed with the Commission a registration statement on Form S-3 (the "Registration Statement"), of which this prospectus is a part, under the Securities Act, with respect to the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, we refer the reader to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by this reference and the exhibits and schedules thereto. For further information about us and the common shares covered by this prospectus, we refer the reader to the Registration Statement and these exhibits and schedules which may be obtained from the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We have filed the documents listed below with the Commission under the Exchange Act and these documents are incorporated into this prospectus by reference:

  a.
  Annual Report on Form 10-K for the year ended December 31, 2001.

  b.
  Quarterly Report on Form 10-Q for the period ended March 31, 2002.

  c.
  Quarterly Report on Form 10-Q for the period ended June 30, 2002.

  d.
  Second Amended and Restated Declaration of Trust (the "Declaration of Trust"), filed as Exhibit 3.1 to our Current Report on Form 8-K dated May 30, 1997, as amended or supplemented from time to time, including the amendment included in Appendix B to the prospectus contained in our Registration Statement on Form S-4 filed with the Commission on July 23, 1999 and items d and e below.

  e.
  Articles of Amendment to the Declaration of Trust, filed as Exhibit 3.14 to our Annual Report on Form 10-K for the year ended December 31, 2001.

  f.
  Articles of Amendment to the Declaration of Trust, filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the period ended June 30, 2002.

  g.
  Fourth Amended and Restated Bylaws (the "Bylaws"), filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the period ended September 30, 2001.

  h.
  Definitive Proxy Statement relating to our Annual Meeting of Shareholders dated March 28, 2002.

  i.
  Description of our common shares contained in our registration statement on Form 8-A/A dated August 10, 1993.

        All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of all common shares under this prospectus will also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing those documents.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be modified or superseded by inconsistent statements in any document we file in the future that will be deemed incorporated by reference herein, including any prospectus supplement that supplements this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. Subject to the foregoing, all information appearing in this prospectus and each accompanying prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

        We will provide, without charge, copies of all documents that are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) to each person, including any beneficial owner, to whom this prospectus is delivered upon written or oral request. Requests should be directed to Equity Residential, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, Attention: Cynthia McHugh (telephone number: (312) 474-1300).

        Unless otherwise indicated, when used herein, the terms "we" and "us" refer to Equity Residential, a Maryland real estate investment trust, and its subsidiaries, including ERP Operating Limited Partnership, its operating partnership.

THE COMPANY

        We are an equity real estate investment trust, or REIT, formed to continue the multifamily property business objectives and acquisition strategies of certain affiliated entities controlled by Mr. Samuel Zell, Chairman of our Board of Trustees. We are the managing general partner of ERP Operating Limited Partnership, our operating partnership. We own, administer and manage all of our assets and conduct substantially all of our business through the operating partnership and its subsidiaries.

        Our executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and our telephone number is (312) 474-1300.

NO ISSUANCE BY THE COMPANY

        The common shares offered hereby are already issued and outstanding common shares which are held by the selling shareholders. We will not receive any of the proceeds from sales of common shares offered by the selling shareholders, except to the extent the selling shareholders apply any such proceeds to the repayment of outstanding indebtedness owing to the Company. We will pay all of the costs and expenses incurred in connection with the registration under the Securities Act of the offering made hereby, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholders and share transfer and other taxes attributable to the sale of the offered common shares, which will be paid by the selling shareholders.

SELLING SHAREHOLDERS

        The following table provides the name of each selling shareholder, the number of common shares owned by each selling shareholder before any offering to which this prospectus relates, and the number of common shares that may be offered by each selling shareholder. All references to the term "selling shareholder" in this prospectus are hereby deemed to include all transferees, assignees, distributees or pledgees of any person identified herein as a selling shareholder. Because the selling shareholders may sell all or some of their offered common shares, no estimate can be made of the number of offered common shares that will be sold by the selling shareholders or that will be owned by the selling shareholders upon completion of the offering. We cannot assure you that the selling shareholders will sell any of the offered common shares. The common shares covered by this prospectus represent less than one percent of the total common shares outstanding as of September 30, 2002.

Name of Selling Shareholder	Number of Common Shares Owned and Offered Hereby
MWC 1993 Trust(1)	350,000
Frederick C. Tuomi(2)	20,000
Alan W. George(3)	5,000
Total:	375,000

(1)
MWC 1993 Trust is an irrevocable trust primarily for the benefit of: (a) the adult children of Douglas Crocker II, the Chief Executive Officer and a Trustee of the Company; and (b) Cynthia McHugh, a Senior Vice President of the Company. The common shares registered hereby are subject to a pledge in favor of the Company securing indebtedness in the outstanding principal amount of $3,397,037 as of September 30, 2002. Mr. Crocker declaims beneficial ownership of these shares.

(2)
Frederick C. Tuomi is an Executive Vice President of the Company. In addition to the common shares set forth above, Mr. Tuomi is the beneficial owner of 101,706 additional common shares (some of which are restricted shares subject to forfeiture prior to vesting) as well as currently exercisable options to purchase 172,160 shares. The common shares offered hereby are subject to a pledge in favor of the Company securing indebtedness in the outstanding principal amount of $312,843 as of September 30, 2002.

(3)
Alan W. George is an Executive Vice President of the Company. In addition to the common shares set forth above, Mr. George is the beneficial owner of 151,574 additional common shares (some of which are restricted shares subject to forfeiture prior to vesting) as well as currently exercisable options to purchase 178,990 shares. The common shares offered hereby are subject to a pledge in favor of the Company securing indebtedness in the outstanding principal amount of $70,398 as of September 30, 2002.

PLAN OF DISTRIBUTION

        Any of the selling shareholders may from time to time, in one or more transactions, sell all or a portion of the offered common shares on the New York Stock Exchange, in the over-the-counter market, on any other national securities exchange on which the common shares are listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the offered common shares from time to time will be determined by the selling shareholders and, at the time of such determination, may be higher or lower than the market price of the common shares on the New York Stock Exchange. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling shareholder or from purchasers of offered common shares for whom they may act as agents, and underwriters may sell offered common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Under agreements that may be entered into by us, underwriters, dealers and agents who participate in the distribution of offered common shares may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The offered common shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the offered common shares may be sold include: (a) a block trade in which the broker-dealer so engaged will attempt to sell the offered common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of the New York Stock Exchange; (e) privately negotiated transactions; and (f) underwritten transactions. The selling shareholders and any underwriters, dealers or agents participating in the distribution of the offered common shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the offered common shares by the selling shareholders and any commissions received by any such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

        When a selling shareholder elects to make a particular offer of offered common shares, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such selling shareholder and any other required information.

        In order to comply with the securities laws of certain states, if applicable, the offered common shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the offered common shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

        We have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the common shares registered hereunder, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of our counsel and accountants. The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of their legal counsel and share transfer and other taxes attributable to the sale of the offered common shares. We have also agreed to indemnify each of the selling shareholders and their respective trustees against certain losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering. Each of the selling shareholders has agreed to indemnify us and our officers and trustees and each person who controls (within the meaning of the Securities Act) our company against any losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering with respect to written information furnished to us by such selling shareholder; provided, however, that the indemnification obligation is several, not joint, as to each selling shareholder.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

        The legality of the offered common shares has been passed upon for us by Bradley A. Van Auken, our First Vice President-Legal, who is admitted to practice law in the State of Maryland. Certain tax matters have been passed upon for us by Piper Rudnick, Chicago, Illinois, our special tax counsel.

375,000 Shares

EQUITY RESIDENTIAL

Common Shares of Beneficial Interest

PROSPECTUS

October 18, 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth those expenses for distribution to be incurred in connection with the issuance and distribution of the securities being registered.

Registration Fee	$810
Printing and Duplicating Expenses*	3,000
Legal Fees and Expenses*	5,000
Accounting Fees and Expenses*	6,000
Blue Sky Fees and Expenses*	1,000
Miscellaneous*	1,000

Total*	$16,810

*
Estimated

Item 15. INDEMNIFICATION OF TRUSTEES AND OFFICERS

        Under Maryland law, a real estate investment trust formed in Maryland is permitted to eliminate, by provision in its Declaration of Trust, the liability of trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) acts or omissions established by a final judgment as involving active and deliberate dishonesty and being material to the matter giving rise to the proceeding. The Registrant's Declaration of Trust includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.

        The Maryland REIT law, effective October 1, 1994, permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law ("MGCL") for directors and officers of Maryland corporations. As permitted by the MGCL, the Registrant's bylaws require it to indemnify (a) any present or former trustee, officer or shareholder or any individual who, while a trustee, officer or shareholder, served or is serving as a trustee, officer, director, shareholder or partner of another entity at the Registrant's express request who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any present or former trustee or officer or any individual who, while a trustee or officer served or is serving as a trustee, officer, director, shareholder or partner of another entity at the Registrant's express request against any claim or liability to which he may become subject by reason of service in such capacity unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) any present or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, the Registrant's bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder or any individual who, while a trustee, officer or shareholder, served or is serving as a trustee, officer, director, shareholder or partner of another entity at the Registrant's express request made a party to a proceeding by reason of such status, provided that, in the case of a trustee or officer, the Registrant shall have received (1) a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant as authorized or required by the bylaws and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the applicable standard of conduct was not met. The Registrant's bylaws also (x) permit the Registrant to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served a predecessor of the Registrant or to any employee or agent of the Registrant or a predecessor of the Registrant, (y) provide that any indemnification and payment or reimbursement of the expenses permitted by the bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations and (z) permit the Registrant to provide to the trustees and officers such other and further indemnification or payment or reimbursement of expenses to the fullest extent permitted by Section 2-418 of the MGCL for directors of Maryland corporations.

        The Registrant has entered into indemnification agreements with each of its trustees and executive officers. The indemnification agreements require, among other things, that the Registrant indemnify its trustees and executive officers to the fullest extent permitted by law and advance to the trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Registrant must also indemnify and advance all expenses incurred by trustees and executive officers seeking to enforce their rights under the indemnification agreements and may cover trustees and executive officers under the Registrant's trustees and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, as a traditional form of contract it may provide greater assurance to trustees and executive officers that indemnification will be available.

        The partnership agreement of ERP Operating Limited Partnership also provides for indemnification of the Registrant and its officers and trustees to the same extent that indemnification is provided to officers and trustees of the Registrant in its Declaration of Trust, and limit the liability of the Registrant and its officers and trustees to the Operating Partnership and their respective partners to the same extent that the liability of the officers and trustees of the Registrant to the Registrant and its shareholders is limited under the Registrant's Declaration of Trust.

ITEM 16. Exhibits

4.1	*	— Second Amended and Restated Declaration of Trust
4.2	**	— Amendment to Second Amended and Restated Declaration of Trust
4.3	***	— Fourth Amended and Restated Bylaws
5		— Opinion of Bradley A. Van Auken
8		— Opinion of Piper Rudnick
23.1		— Consent of Ernst & Young LLP
23.2		— Consent of Bradley A. Van Auken (included in Exhibit 5)
23.3		— Consent of Piper Rudnick (included in Exhibit 8)
24		— Power of Attorney (filed as part of the signature page to the Registration Statement)

*
Included as Exhibit 3.1 to the Company's Current Report on Form 8-K dated May 30, 1997 and incorporated herein by reference.

**
Included in Appendix B to the prospectus contained in the Company's Registration Statement on Form S-4 filed with the Commission on July 23, 1999 and incorporated herein by reference.

***
Included as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2001 and incorporated herein by reference.

ITEM 17. Undertakings

        The undersigned Registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a trustee, officer or controlling person of the registrant against liabilities arising under the Securities Act of 1933, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 18, 2002.

EQUITY RESIDENTIAL
By:	/s/ Douglas Crocker II Douglas Crocker II, President, Chief Executive Officer and Trustee

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Douglas Crocker II, David J. Neithercut and Bruce C. Strohm, or any of them, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith or in connection with the registration of the Securities under the Exchange Act, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on October 18, 2002:

Name	Title

/s/ SAMUEL ZELL Samuel Zell	Chairman of the Board of Trustees
/s/ DOUGLAS CROCKER II Douglas Crocker II	Chief Executive Officer and Trustee
/s/ BRUCE W. DUNCAN Bruce W. Duncan	President and Trustee
/s/ DAVID J. NEITHERCUT David J. Neithercut	Executive Vice President and Chief Financial Officer
/s/ MICHAEL J. MCHUGH Michael J. McHugh	Executive Vice President, Chief Accounting Officer and Treasurer
/s/ GERALD A. SPECTOR Gerald A. Spector	Executive Vice President, Chief Operating Officer and Trustee
/s/ SHELI Z. ROSENBERG Sheli Z. Rosenberg	Trustee
/s/ JAMES D. HARPER, JR. James D. Harper, Jr.	Trustee

/s/ JOHN W. ALEXANDER John W. Alexander	Trustee
/s/ B. JOSEPH WHITE B. Joseph White	Trustee
/s/ JEFFREY H. LYNFORD Jeffrey H. Lynford	Trustee
/s/ EDWARD LOWENTHAL Edward Lowenthal	Trustee
/s/ MICHAEL N. THOMPSON Michael N. Thompson	Trustee

Exhibit Number		Exhibit Description
4.1	*	Second Amended and Restated Declaration of Trust
4.2	**	Amendment to Second Amended and Restated Declaration of Trust
4.3	***	Fourth Amended and Restated Bylaws
5		Opinion of Bradley A. Van Auken
8		Opinion of Piper Rudnick
23.1		Consent of Ernst & Young LLP
23.2		Consent of Bradley A. Van Auken (included in Exhibit 5)
23.3		Consent of Piper Rudnick (included in Exhibit 8)
24		Power of Attorney (filed as part of the signature page to the Registration Statement)

*
Included as Exhibit 3.1 to the Company's Current Report on Form 8-K dated May 30, 1997 and incorporated herein by reference.

**
Included in Appendix B to the prospectus contained in the Company's Registration Statement on Form S-4 filed with the Commission on July 23, 1999 and incorporated herein by reference.

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Included as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2001, and incorporated herein by reference.

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TABLE OF CONTENTS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THE COMPANY
NO ISSUANCE BY THE COMPANY
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
EXPERTS
LEGAL MATTERS
SIGNATURES